Exhibit 10.36

Via facsimile and courier:  +1-973-335-1974
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20 June 2002


Globaltron Communications Corporation
100 N. Biscayne Blvd.
Suite 2500
Miami. FL 33132
United States of America
Attn.  Syed Naqvi

Re: Settlement of termination liability of leases NSS-1697/98, 1744/45, 1797/98, 1799/1800

Dear Mr. Naqvi,

Pursuant to our recent discussions regarding the settlement of outstanding termination liability of your leases numbered NSS-1697/98, NSS-1744/45, NSS-1797/98 and NSS-1799/1800, we are willing to make the following offer.

New Skies is willing to accept a settlement arrangement with respect to leases NSS-1697/98, NSS-1744/45, NSS-1797/98 and NSS-1799/1800, according to the following terms:

1. New Skies will retain the US$ 46,000 which it presently has on account from Globaltron.

2. Globaltron shall pay to New Skies a cancellation penalty equal to US$ 150,000.00 no later than 30 June 2002.

3. Commencing 1 December 2002, Globaltron shall pay New Skies US$ 10,000 per month for a period of 18 months. In the event that Globaltron orders new service from New Skies prior to or during such period, New Skies shall apply any Globaltron payments which have not yet fallen due towards Globaltron's service fees due under the new service agreement.

4. Except with respect to Globaltron's payment obligations set forth above, each party agrees to mutually remise and release the other from any and all obligations, claims, losses, liabilities or other damages which have arisen or may arise out of the subject leases.

If the above proposal regarding the settlement of termination liability of leases NSS-1697/98, NSS-1744/45, NSS-1797/98, NSS-1799/1800 is acceptable to you, please so indicate by signing in the space provided below and returning a copy of this letter to us by facsimile. We will then consider the liability to be settled as per the terms contained in this letter. We will follow up with original copies via courier.

Kind regards,                                    AGREED TO AND ACCEPTED:
                                                 GLOBALTRON COMMUNICATIONS
                                                 CORPORATION
Rudo Jockin
Senior VP Sales & Marketing
New Skies Satellites N.V.                       By:__________________________
                                                   Name:
                                                   Date: